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                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the following OrNda HealthCorp Registration Statements:

          a. Form S-3 Registration Statement (No. 33-76700) relating to the registration of 1,376,755 shares of Payable-In-Kind Cumulative Redeemable Convertible Preferred Stock and 4,321,651 shares of Common Stock, effective on June 15, 1994;

          b. Form S-8 Registration Statement (No. 33-37699) relating to 851,563 shares of Common Stock issuable under the Republic Health Corporation Stock Accumulation Plan, the Republic Health Corporation 1990 Stock Option Plan and the Republic Health Corporation 1991 Stock Option Plan, filed on November 9, 1990;

          c. Form S-8 Registration Statement (No. 33-78620) relating to 860,002 shares of Common Stock issuable under the American Healthcare Management, Inc. 1990 Non-Employee Directors' Stock Plan, the American Healthcare Management, Inc. 1990 Stock Plan, and the American Healthcare Management, Inc. 1990 Volla and Dubbs Executive Compensation Agreements filed on May 4, 1994;

          d. Form S-8 Registration Statement (No. 33-78618) relating to 245,512 shares of Common Stock issuable under the Summit Health Ltd. Stock Option Plan, the Summit Health Ltd. 1992 Stock Option Plan, and the Summit Health Ltd. Stock Option Agreements filed on May 4, 1994;

          e. Form S-8 Registration Statement (No. 33-81778) relating to 4,150,000 shares of Common Stock issuable under the OrNda HealthCorp 1994 Management Equity Plan and the OrNda HealthCorp Incentive Bonus Plan, filed on July 20, 1994;

          f. Form S-3 Registration Statement (No. 33-54651) relating to the registration of $125,000,000 of 11- 3/8% Senior Subordinated Notes due 2004, effective on August 16, 1994;

and in related Prospectuses of our report dated January 21, 1994, with respect to the consolidated financial statements of Fountain Valley Medical Development Company and subsidiaries for the years ended October 31, 1993 and 1992 included in the Current Report on Form 8-K dated August 9, 1994, of Summit Health Ltd. filed with the Securities and Exchange Commission.

                                          BDO Seidman

Orange, California
August 19, 1994